UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 16, 2026

CNL STRATEGIC RESIDENTIAL CREDIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-56755	33-3001463
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 16, 2026, CNL Strategic Residential Credit, Inc., a Maryland corporation (the “Company”), and Goldman Sachs Bank USA (“Goldman Sachs”) entered into an Amended and Restated Guaranty Agreement (“Amendment”) which amends the Guaranty Agreement (the “Guaranty Agreement”) previously entered into by such parties to provide a guaranty to that certain Master Repurchase Agreement, dated January 30, 2026, by and between RCRED Craftsman Administrator, LLC and Goldman Sachs. The Amendment extends the period which the Company is required to maintain a lower cash liquidity covenant under the Guaranty Agreement to eleven months following January 30, 2026.

The foregoing summary description of the Amendment in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Exhibits.

(d)       Exhibits

Exhibit Number	Description

10.1	Amended and Restated Guaranty Agreement dated July 16, 2026, made by CNL Strategic Residential Credit, Inc. for the benefit of Goldman Sachs Bank USA. (Filed herewith).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2026		CNL Strategic Residential Credit, Inc. a Maryland corporation

	By:	/s/ Chirag J. Bhavsar
Chirag J. Bhavsar Chief Executive Officer